As filed with the Securities and Exchange Commission on May 3. 2010
Registration No. 333- •

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREENHILL & CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	300 Park Avenue 23rd Floor New York, New York 10022 (212) 389-1500	51-0500737 (I.R.S. Employer Identification Number)

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard Lieb	Ulrika Ekman
Chief Financial Officer	General Counsel
300 Park Avenue 23rd Floor	300 Park Avenue 23rd Floor
New York, New York 10022	New York, New York 10022
(212) 389-1500	(212) 389-1500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Nicholas A. Kronfeld
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Unit(1)	Offering Price(1)	Fee(1)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Warrants
Rights
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933.

PROSPECTUS

Greenhill & Co., Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, rights and units and selling stockholders may offer and sell from time to time, shares of common stock, in each case in amounts, at prices and on terms that will be determined at the time of any such offering. The securities may be offered separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings. Each time any securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholders.

You should carefully read this prospectus and any supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “GHL”.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page  of our annual report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2010

We are responsible for the information contained in or incorporated by reference in this prospectus and in any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with different information, and take no responsibility for any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “Greenhill,” “the firm,” “we,” “us,” and “our” refer to Greenhill & Co., Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we and, in the case of our common stock, any of our stockholders, may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or our selling stockholders may offer. Each time we or any of our stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and if applicable, identify any selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

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GREENHILL

Overview

Greenhill is a leading independent investment bank focused on providing financial advice on significant mergers, acquisitions, restructurings, financings and capital raising to corporations, partnerships, institutions and governments. We act for clients located throughout the world from our offices in New York, London, Frankfurt, Sydney, Tokyo, Toronto, Chicago, Dallas, Houston, Los Angeles, Melbourne and San Francisco.

We also manage merchant banking funds and similar vehicles, although in the fourth quarter of 2009 we announced our intention to separate from our merchant banking business in order to focus entirely on our financial advisory business going forward. In connection with that decision we transferred certain assets of our merchant banking business (including the right to raise successor funds) to certain of our employees engaged in that business. After a transition period, our merchant banking funds will be managed by affiliates of GCP Capital Partners Holdings LLC, which is principally owned by Robert H. Niehaus, Chairman and founder of Greenhill Capital Partners, LLC (with no ownership by the firm).

We were established in 1996 by Robert F. Greenhill, the former President of Morgan Stanley and former Chairman and Chief Executive Officer of Smith Barney. Since our founding, Greenhill has grown steadily, recruiting a number of managing directors from major investment banks (as well as senior professionals from other institutions), with a range of geographic, industry and transaction specialties as well as different sets of corporate management and other relationships. As part of this expansion, we opened a London office in 1998, opened a Frankfurt office in 2000 and began offering financial restructuring advice in 2001. On May 11, 2004, we converted from a limited liability company to a corporation, and completed an initial public offering of our common stock. We opened our Dallas office in 2005 and our Toronto office in 2006. In 2008, we opened offices in Chicago, San Francisco and Tokyo, and we entered the fund placement advisory business. We opened our Houston and Los Angeles offices in the summer of 2009.

In our merchant banking business, we raised our first U.S. fund in 2000 and our second U.S. merchant banking fund in 2005. We raised our first venture capital fund in 2006 and our first European merchant banking fund in 2007. We completed the initial public offering of our special purpose acquisition company, GHL Acquisition Corp., in 2008, and that entity merged with Iridium Communications, Inc. in 2009. As noted above, after a transition period, management of our active funds will transfer to subsidiaries of GCP Capital Partners Holdings LLC. We will retain our existing principal investments in the merchant banking funds and intend to liquidate those investments over time.

On March 22, 2010, we announced the formation of a new Real Estate Fund Placement Advisory Group with the hiring of four experienced managing directors to complement our existing Fund Placement Advisory Group.

On April 1, 2010, we completed our acquisition of Caliburn Partnership Pty Limited (“Caliburn”), an Australian-based independent financial advisory firm. We acquired Caliburn from Caliburn’s founding partners in exchange for shares of Greenhill common stock plus shares of convertible preferred stock (the “Performance Stock”), which will convert into further shares of our common stock subject to the satisfaction of certain conditions as described further in “Description of Capital Stock — Preferred Stock.”

As of April 23, 2010, we employed 68 managing directors and 10 senior advisors globally, including 7 managing directors dedicated to the merchant banking business, and we employed 334 employees, including 28 employees dedicated to the merchant banking business.

Principal Sources of Revenue

Our principal sources of revenue are financial advisory services and merchant banking.

Financial Advisory Revenue

Our financial advisory business consists of mergers and acquisitions, financing advisory and restructuring, and fund placement advisory. For all of our financial advisory services, we draw on the extensive experience, corporate relationships and industry expertise of our managing directors and senior advisors.

On mergers and acquisitions engagements, we provide a broad range of advice to global clients in relation to domestic and cross-border mergers, acquisitions, and similar corporate finance matters and are generally involved at each stage of these transactions, from initial structuring to final execution. Our focus is on providing high-quality advice to senior executive management and boards of directors of prominent large and mid-cap companies in transactions that typically are of the highest strategic and financial importance to those companies. We advise clients on strategic matters, including acquisitions, divestitures, defensive tactics, special committee assignments and other important corporate events. We provide advice on valuation, tactics, industry dynamics, structuring alternatives, timing and pricing of transactions, and financing alternatives. Where requested to do so, we may provide an opinion regarding the fairness of a transaction.

In our financing advisory and restructuring practice, we advise debtors, creditors and companies experiencing financial distress as well as potential acquirers of distressed companies and assets. We provide advice on valuation, restructuring alternatives, capital structures, and sales or recapitalizations. We also assist those clients who seek court-assisted reorganizations by developing and seeking approval for plans of reorganization as well as the implementation of such plans.

In our fund placement advisory practice we assist private equity and real estate funds and other financial sponsors in raising capital from a global set of institutional and other investors.

Financial advisory revenues accounted for 75%, 72% and 98% of our total revenues in the three months ended March 31, 2010 and in fiscal years 2009 and 2008, respectively. Non-U.S. clients are a significant part of our business, generating 35%, 35% and 47% of our financial advisory revenues for the three months ended March 31, 2010 and in fiscal years 2009 and 2008, respectively. We generate revenues from our financial advisory services by charging our clients fees consisting principally of fees paid upon the commencement of an engagement, fees paid upon the announcement of a transaction, fees paid upon the successful conclusion of a transaction or closing of a fund and, in connection principally with restructuring assignments, monthly retainer fees.

Merchant Banking and Other

Our merchant banking activities consist primarily of management of and investment in Greenhill’s merchant banking funds, Greenhill Capital Partners I (or “GCP I”), Greenhill Capital Partners II (or “GCP II”, and collectively with GCP I, “Greenhill Capital Partners” or “GCP”), Greenhill SAV Partners (or “GSAVP”) and Greenhill Capital Partners Europe (or “GCP Europe”), which are families of merchant banking funds that invest in portfolio companies. Merchant banking funds are private investment funds raised from contributions by qualified institutional investors and financially sophisticated individuals. The funds generally make investments in non-public companies, typically with a view toward divesting such investments within 3 to 5 years. On December 22, 2009, in connection with our plan to exit from the merchant banking business, we announced that we had transferred certain assets relating to our merchant banking business to Robert H. Niehaus, the chairman and founder of Greenhill Capital Partners, and V. Frank Pottow, a member of the Investment Committee of Greenhill Capital Partners, for 289,050 shares of Greenhill common stock. Following a transition period which is expected to end in December 2010 in the case of GCP, a new, independent firm, GCP Capital Partners Holdings LLC, formed by Messrs. Niehaus and Pottow will take over the management of our merchant banking funds. The firm will retain its existing investments in the merchant banking funds. Merchant banking and other revenue accounted for 25%, 28% and 2% of our revenues for the three months ended March 31, 2010 and in fiscal years 2009 and 2008, respectively. We generate merchant banking revenue from (i) management fees paid by the funds we manage, (ii) gains (or losses) on our investments in the merchant banking funds and (iii) merchant banking profit overrides. We generate other investment revenue from gains (or losses) on other principal investment activities, principally Iridium Communications, Inc., and from interest income. During 2009 we recognized revenue of $42.2 million from our investment in Iridium and $21.8 million from the sale of certain assets of our merchant banking business.

We charge management fees in GCP II, GSAVP and GCP Europe to all investors except the firm. In GCP I, we charge management fees to all outside investors who are not employed or affiliated with us. We may also generate gains (or losses) from our capital investment in our merchant banking funds depending upon the performance of the funds. Our investments in our merchant banking funds generate realized and unrealized investment gains (or losses) based on our allocable share of earnings generated by the funds. As the general partner of our merchant banking funds, we make investment decisions for the funds and are entitled to receive an override on the profits of the funds after certain performance hurdles are met. As a result of our plan to exit the merchant banking business the fees we generate from the management of outside capital in our merchant banking funds will decline over time, and the percentage of any merchant banking profit overrides on investments made by the merchant banking funds after January 1, 2010, to which the firm would be entitled if any such overrides were to be realized, will be reduced from 10 out of 20 points to 1 out of 20 points.

The firm has committed $87.6 million, or approximately 10% of the fund’s capital, to GCP II. The firm has committed $10.9 million, or approximately 11% of the fund’s capital, to GSAVP and $40.4 million (or £25 million), or approximately 13% of the fund’s capital, to GCP Europe. As of March 31, 2010, GCP II, GSAVP and GCP Europe had drawn approximately 91%, 56%, and 51% of their committed capital, respectively. In addition, the firm has agreed to commit $5.0 million to a successor fund to GCP II and $2.5 million to a successor fund to GSAVP, subject to certain conditions, payable over five years from the date of inception of each fund.

In February 2008 we completed the initial public offering of units in our subsidiary GHL Acquisition Corp. (which we refer to as “GHLAC”), a blank check company. In September 2009 GHLAC completed its acquisition of Iridium Holdings LLC. The combined company was renamed Iridium Communications Inc. (“Iridium”). Effective upon the completion of the acquisition of Iridium we valued our investment at its public market price discounted for legal and contractual restrictions on sale. At March 31, 2010, the firm owned 8,924,016 common shares of Iridium (“Iridium Common Stock”) (NASDAQ — IRDM) and warrants to purchase 4,000,000 additional shares of Iridium Common Stock at $11.50 per share (“Iridium $11.50 Warrants”) (NASDAQ — IRDMZ), or approximately 12% of the Iridium Common Stock on a fully diluted basis.

Our principal executive offices are located at 300 Park Avenue, 23rd Floor, New York, New York 10022, and our telephone number is (212) 389-1500. We maintain a website at www.greenhill.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any accompanying prospectus supplement (other than in each case unless otherwise indicated, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a) Annual Report on Form 10-K for the year ended December 31, 2009;

(b) Current Reports on Form 8-K filed on March 17, 2010, April 1, 2010, including Exhibits 2.1, 3.1 and 3.2 thereto, April 22, 2010 (except Item 2.02), and May 3, 2010, including all exhibits thereto;

(d) Proxy Statement on Schedule 14A filed on March 11, 2010 (those portions incorporated by reference into our annual report on Form 10-K only); and

(e) Registration Statement on Form 8-A dated April 20, 2004.

You may request a copy of these filings at no cost, by writing or telephoning:

Investor Relations
Greenhill & Co., Inc.
300 Park Avenue
23rd Floor
New York, New York 10022
Telephone: (212) 389-1800
E-mail Address: Investorrelations@greenhill.com

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 (the “10-K”), which is incorporated by reference into this prospectus.

These risks are not exhaustive. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this filing to conform our prior statements to actual results or revised expectations.

Forward-looking statements include, but are not limited to, the following:

•	the statements about our policy that our total compensation and benefits, including that payable to our managing directors and senior advisors, will not exceed 50% of total revenues each year (although we retain the ability to change this policy in the future) in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Compensation and Benefits Expenses”;

•	the statement about our expectation that revenues from our financial advisory business will continue to account for the majority of our revenues and the revenues from our merchant banking management business will decline over time in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview”;

•	the statements about our expansion plans and the completion of the acquisition of Iridium in this prospectus under “Greenhill — Overview” and “Greenhill — Merchant Banking and Other”;

•	the statement about our expectations that we expect to exit our merchant banking management business and related activities over time in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview”;

•	the statement about our intention to liquidate our merchant banking and other principal investments over time in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview”;

•	the statement about new managing directors adding incrementally to our revenue and income growth potential in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview”;

•	the statements about our expected annual fees from our merchant banking funds in 2010 and thereafter in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Merchant Banking and Other Investment Revenues”;

•	the statement about our simple business model as an independent, unconflicted advisor creating opportunities for us to attract new clients and providing us with excellent recruiting opportunities to further expand our industry expertise and geographic reach in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Business Environment”;

•	the statement about our expectation that it is not likely in the near-term that we will exceed the profit threshold for each fund and recognize profit override revenue in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Merchant Banking and Other Investment Revenues”;

•	the statement about our expectation that non-compensation costs, particularly occupancy, travel and information services costs, will increase as we grow our business and make strategic investments in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-Compensation Expenses”;

•	the statement about the reduction in our borrowing needs in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”; and

•	the discussion of our ability to meet liquidity needs in the 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges. We had no preferred stock outstanding during the periods reported and so do not disclose a ratio of earnings to fixed charges and preferred stock dividends:

	Three
	Months
	Ended
	March 31,	For the Year Ended December 31,
Period Ended	2010	2009	2008	2007	2006	2005

Ratio of earnings to fixed charges	2.58	89.03	22.89	59.57	187.99	1,295.58

The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before income taxes and (2) interest expense (including amortization of any debt fees and any debt discount). Fixed charges were calculated by adding interest expense and the amortization of any debt fees and any debt discount.

DESCRIPTION OF CAPITAL STOCK

General Matters

The following description of our common stock and preferred stock and the relevant provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries thereof and are qualified by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC as exhibits to the 10-K and our Current Report on Form 8-K filed on January 30, 2009, respectively, which exhibits are incorporated by reference into this prospectus.

Our authorized capital stock currently consists of 100,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value.

Common Stock

As of April 30, 2010, there were 29,453,976 shares of common stock outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See “-Dividend Policy”. In the event of liquidation, dissolution or winding up of Greenhill, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. As of April 1, 2010, there were 7 holders of record of our common stock.

Preferred Stock

The Board of Directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Greenhill without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.

On April 1, 2010 we acquired Caliburn from Caliburn’s founding partners in exchange for 1,099,874 shares of Greenhill common stock plus shares of our Series A-1 and Series A-2 Preferred Stock, which we refer to collectively as our Performance Stock. The Series A-1 Preferred Stock will, subject to anti-dilution adjustments, convert into 659,926 shares of our common stock upon the third anniversary of the closing of the acquisition, if Caliburn achieves certain revenue targets for such three-year period, and the Series A-2 Preferred Stock will convert into, subject to anti-dilution adjustments, 439,951 shares of our common stock upon the fifth anniversary of the closing of the acquisition, if Caliburn achieves certain revenue targets for the two-year period ending upon such fifth anniversary. If the revenue targets are not achieved, the Performance Stock will be cancelled, as further described below under “-Series A-1 and A-2 Preferred Stock”.

Series A-1 and A-2 Preferred Stock

660,000 shares of the preferred stock are designated as series A-1 contingent convertible preferred stock and 440,000 shares of the preferred stock are designated as series A-2 contingent convertible preferred stock. The series A-1 and A-2 preferred stock ranks, with respect to rights upon liquidation, dissolution and winding-up of Greenhill, (i) senior to our common stock and all other classes or series of equity securities of

Greenhill established after the initial issue date of the series A-1 and A-2 preferred stock except where expressly provided otherwise, (ii) rank on a parity with one another (iii) junior to each class or series of equity securities of Greenhill established after the initial issue date of the series A-1 and A-2 preferred stock the terms of which expressly provide that it ranks senior to the series A-1 or A-2 preferred stock. The series A-1 and A-2 preferred stock are not redeemable at our option or subject to repurchase at the option of the holders thereof. As promptly as practicable but no later than 45 days after the measurement period, (which is defined as (i) the end of the two-year period beginning of April 1, 2010 and ending on March 31, 2013 in the case of the series A-1 preferred stock and (ii) the end of the two-year period beginning of April 1, 2013 and ending on March 31, 2015 in the case of the series A-2 preferred stock), we shall cause to be prepared and delivered to the holders of the series A-1 and A-2 preferred stock, our calculation of Caliburn advisory revenue, together with reasonable information supporting such calculation. Effective as of the close of business on the business day immediately following the delivery of such calculation to the holders of the series A-1 and A-2 preferred stock, (i) if the Caliburn advisory revenue for the applicable measurement period is equal to or greater than AUD 150,000,000 in case of the series A-1 preferred stock, and AUD 100,000,000 in the case of the series A-2 preferred stock, each share of the series A-1 and A-2 preferred stock, as applicable, shall automatically convert into one (1) share of common stock, subject to adjustment from time to time and (ii) if the Caliburn advisory revenue for the applicable measurement period is less than AUD 150,000,000 in case of the series A-1 preferred stock, and AUD 100,000,000 in the case of the series A-2 preferred stock, all rights, powers and preferences of the series A-1 and A-2 preferred stock, as applicable, shall cease and each share of series A-2 preferred stock, as applicable, shall automatically be cancelled without any consideration or recompense of any kind to the holder thereof. We shall at all times reserve and keep available, free from preemptive rights, such number of our authorized but unissued shares of common stock as may be required to effect conversions of the series A-1 and A-2 preferred stock. If we issue rights, options or warrants to all eligible holders of our common stock entitling them to subscribe for or purchase common stock at a price per share less than the then current market price per share of the common stock, the conversion rate will be adjusted accordingly by the Board of Directors to ensure that no disadvantage accrues to holders of series A-1 and A-2 preferred stock. As of April 1, 2010, there were 3 holders of record of the series A-1 preferred stock and 3 holders of record of the series A-2 preferred stock.

Voting

The affirmative vote of a majority of the shares of our common stock present, in person or by written proxy, at a meeting of common stockholders and entitled to vote on the subject matter will be the act of the common stockholders.

Holders of shares of series and A-1 and A-2 preferred stock are not entitled to any voting rights except as provided herein or as otherwise provided by applicable law. So long as any shares of series A-1 and A-2 preferred stock are outstanding, we shall not, without the written consent of the holders of a majority of the outstanding shares of each series A-1 or A-2 preferred stock, as applicable, or the affirmative vote of the holders of a majority of the outstanding shares of each series A-1 or A-2 preferred stock, as applicable, at a meeting of the holders of the series A-1 or A-2 preferred stock, duly called for such purpose to (i) amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) any provision of our certificate of incorporation or bylaws so as to materially adversely affect the preferences, rights or powers of the series A-1 and A-2 preferred stock, as applicable; or (ii) issue any additional shares of series A-1 and A-2 preferred stock. In exercising these voting rights set forth herein, each share of series A-1 and A-2 preferred stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of series A-1 and A-2 preferred stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

Our amended and restated certificate of incorporation may be amended in any manner provided by the Delaware General Corporation Law. The Board of Directors has the power to adopt, amend or repeal our amended and restated bylaws.

Dividend Policy

Subject to limitations contained in Delaware Law and our certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of our capital stock, which dividends may be paid either in cash, in property or in shares of our common stock.

No dividends, whether in cash, property or in stock, are payable on the series A-1 and A-2 preferred stock.

Action by Written Consent

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the consent to such action in writing is signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Anti-Takeover Effects of Delaware Law

Greenhill is subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Greenhill and, accordingly, may discourage attempts to acquire Greenhill even though such a transaction may offer Greenhill’s stockholders the opportunity to sell their stock at a price above the prevailing market price.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation provides that a director of Greenhill will not be liable to Greenhill or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our amended and restated certificate of incorporation also provides for indemnification, to the fullest extent permitted by law, by Greenhill of any person made or threatened to be made a party to, or who is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Greenhill, or at the request of Greenhill, serves or served as a director or officer of any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our amended and restated certificate of incorporation also provides that, to the extent authorized from time to time by our Board of Directors, Greenhill may provide indemnification to any one or more employees and other agents of Greenhill to the extent and effect determined by the Board of Directors to be appropriate and authorized by the Delaware General Corporation Law. Our amended and restated certificate of incorporation also permits us to purchase and maintain insurance for the foregoing and we expect to maintain such insurance.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “GHL”. Our series A-1 and A-2 preferred stock are not currently listed on any national securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations and will not be guaranteed by any of our subsidiaries. The debt securities will be senior debt securities, which will rank equally with any of our other unsubordinated and unsecured debt. The debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior debt securities being offered, including the terms, if any, on which a series of senior debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock or other offered security independently or together with any other offered security. Any rights that we may issue may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights may be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The terms of any rights to be issued and a description of the material provisions of the applicable rights agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, or debt securities or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable, as will be specified in the applicable prospectus supplement. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Greenhill, the trustees, the warrant agents, the unit agents or any other agent of Greenhill, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling stockholder, we will not receive any of the proceeds from such sale.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

SELLING STOCKHOLDERS

Selling stockholders will use this prospectus in connection with resales of shares of common stock. The applicable prospectus supplement or post-effective amendment will identify the selling stockholders, the terms of the securities and the transaction in which the selling stockholders acquired the securities. Selling stockholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act of 1933, as amended. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of shares by selling stockholders.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sales may be made from time to time by underwriters in at the market offerings that may include one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to their right to reject any order in whole or in part. In connection with any such sale of any shares of common stock offered, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principals. The first secondary offering of shares of common stock using this prospectus will be such an at the market offering.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock, which is listed on the New York Stock Exchange. Our series A-1 and A-2 preferred stock, which are already issued, are not currently listed on any national securities exchange and do not have an established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

EXPERTS

The consolidated financial statements of Greenhill & Co., Inc. incorporated by reference in Greenhill & Co. Inc.’s Annual Report, Form 10-K, for the year ended December 31, 2009, and the effectiveness of Greenhill & Co., Inc.’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Caliburn Partnership Pty, Limited for the years ended June 30, 2009, June 30, 2008 and June 30, 2007 incorporated by reference from the Current Report on Form 8-K of Greenhill & Co., Inc., dated May 3, 2010, have been audited by WHK Horwath Sydney, a registered public accounting firm, as stated in their reports and are incorporated herein by reference. All such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant, other than underwriting discounts and commissions, expected to be incurred in connection with the sale of the securities being registered hereby.

Amount to be
Paid

Registration fee	$	*
Printing	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Transfer agent and trustee fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

TOTAL	$	**

*	In accordance with Rules 455(b) and 457(r), we are deferring payment of all of the registration fee.

**	Not presently known.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Ninth of the Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by Delaware General Corporation Law.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation or otherwise as a matter of law.

Any Underwriting Agreement that we may enter into in connection with the sale of any securities registered hereunder, may provide for indemnification of directors and certain officers of the Registrant by the underwriters against certain liabilities. To the extent that we enter into any such underwriting agreement, we will file it as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this registration statement.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1	Form of Underwriting Agreement*
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A (No. 333-113526) filed on April 30, 2004)
4.2	Form of Indenture between Greenhill & Co., Inc. and one or more trustees to be named
4.3	Form of Note*
4.4	Form of Warrant Agreement*
4.5	Form of Warrant Certificate*
4.6	Form of Rights Agreement*
4.7	Form of Unit Agreement*
4.8	Form of Unit Certificate*
4.9	Amended and Restated Certificate of Incorporation of Greenhill & Co. Inc. (incorporated by reference to Exhibit 3.1 to the 10-K)
4.10	Amended and Restated Bylaws of Greenhill & Co. Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on January 30, 2009)
5.1	Opinion of Davis Polk & Wardwell LLP
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of WHK Horwath Sydney
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1 for Indenture*

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 3, 2010.

Greenhill & Co., Inc.

By:	/s/ Scott L. Bok
Name:     Scott L. Bok

Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott L. Bok and Richard J. Lieb, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert F. Greenhill Robert F. Greenhill	Chairman and Director	May 3, 2010

/s/ Scott L. Bok Scott L. Bok	Chief Executive Officer and Director	May 3, 2010

/s/ Simon A. Borrows Simon A. Borrows	Director	May 3, 2010

/s/ Richard J. Lieb Richard J. Lieb	Chief Financial Officer (Principal Financial Officer)	May 3, 2010

/s/ Harold J. Rodriguez, Jr. Harold J. Rodriguez, Jr.	Chief Administrative Officer (Principal Accounting Officer)	May 3, 2010

Signature	Title	Date

/s/ John C. Danforth John C. Danforth	Director	May 3, 2010

/s/ Steven F. Goldstone Steven F. Goldstone	Director	May 3, 2010

/s/ Stephen L. Key Stephen L. Key	Director	May 3, 2010

/s/ Robert T. Blakely Robert T. Blakely	Director	May 3, 2010

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement*
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A (No. 333-113526) filed on April 30, 2004)
4.2	Form of Indenture between Greenhill & Co., Inc. and one or more trustees to be named
4.3	Form of Note*
4.4	Form of Warrant Agreement*
4.5	Form of Warrant Certificate*
4.6	Form of Rights Agreement*
4.7	Form of Unit Agreement*
4.8	Form of Unit Certificate*
4.9	Amended and Restated Certificate of Incorporation of Greenhill & Co. Inc. (incorporated by reference to Exhibit 3.1 to the 10-K)
4.10	Amended and Restated Bylaws of Greenhill & Co. Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on January 30, 2009)
5.1	Opinion of Davis Polk & Wardwell LLP
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of WHK Horwath Sydney
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1 for Indenture*

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.